CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, Christopher J.C. Halligan, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of PokerTek, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2008
By: /s/ Christopher J.C. Halligan
Christopher J.C. Halligan
Chief Executive Officer

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